Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2024 relating to the financial statements of Yelp Inc. and the effectiveness of Yelp Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Yelp Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
May 10, 2024